                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                           [ ] Confidential, for Use of the Commission Only (as
[x] Definitive Proxy Statement                                permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or
    Rule 14a-12

                       Nationwide Cellular Service, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125  per Exchange Act Rules  0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[ ] $500 per  each  party to  the  controversy  pursuant to  Exchange  Act  Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    ----------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    5) Total fee paid:

    ----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check  box if any part of the fee  is offset  as  provided  by  Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ----------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

    3) Filing Party:

    ----------------------------------------------------------------------------

    4) Date Filed:

    ----------------------------------------------------------------------------

                       NATIONWIDE CELLULAR SERVICE, INC.
                            20 EAST SUNRISE HIGHWAY
                         VALLEY STREAM, NEW YORK 11582

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, JUNE 1, 1995

                            ------------------------
To the Stockholders of
NATIONWIDE CELLULAR SERVICE, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of NATIONWIDE CELLULAR SERVICE, INC., a Delaware corporation (the 'Company'), will be held at The Regency Hotel, 540 Park Avenue, New York, New York 10021, on Thursday, June 1, 1995, at 10:00 A.M., local time, for the following purposes:

          1. to elect three (3) Class III directors to the Company's Board of Directors to serve until the Company's third Annual Meeting of Stockholders following their election or until their respective successors are duly elected and qualified; and

          2. to transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     The stock transfer books of the Company will not be closed but only stockholders of record at the close of business on April 25, 1995 will be entitled to notice of and to vote at such meeting or any adjournments or postponements thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, 18th Floor, New York, New York 10036.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors
                                          JEROME SANDERS
                                          Secretary

Valley Stream, New York
May 2, 1995

THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       NATIONWIDE CELLULAR SERVICE, INC.
                            20 EAST SUNRISE HIGHWAY
                         VALLEY STREAM, NEW YORK 11582

                           --------------------------
                                PROXY STATEMENT
                           --------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished to stockholders of Nationwide Cellular Service, Inc., a Delaware corporation (the 'Company'), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the 'Annual Meeting'), to be held at The Regency Hotel, 540 Park Avenue, New York, New York 10021, on Thursday, June 1, 1995 at 10:00 A.M., local time, or any adjournments or postponements thereof.

     The mailing of this Proxy Statement and the enclosed proxy to stockholders will begin on or about May 2, 1995. Stockholders should review the information provided herein in conjunction with the Company's Annual Report to Stockholders for the year ended December 31, 1994 which accompanies this Proxy Statement.

                          INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should you so desire. You may revoke or change your proxy at any time prior to its use at the meeting by giving the Company a written direction to revoke your proxy, giving the Company a new proxy or attending the meeting and voting in person.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                            PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's stockholders will consider and vote upon the following matters:

          (1) The election of three (3) Class III Directors to the Company's Board of Directors to serve until the Company's third Annual Meeting of Stockholders following their election or until their successors are duly elected and qualified; and

          (2) Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

     You are requested to mark, sign and date the accompanying proxy and return it promptly in the enclosed pre-addressed envelope. Proxies duly executed and received in time for the Annual Meeting will be voted at the meeting in accordance with the instructions indicated. Where no instructions are indicated proxies will be voted for the nominees for director set forth herein.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on April 25, 1995 as the record date (the 'Record Date') for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of April 15, 1995 there were issued and outstanding 7,893,699 shares of

Common Stock. Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting on each matter submitted to stockholders for approval at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors are elected by a plurality of votes of the shares represented in person or by proxy at the Annual Meeting. Under applicable Delaware law, abstentions and broker non-votes will not have the effect of votes in opposition to the election of a director.

                         OWNERSHIP OF VOTING SECURITIES

     The following table sets forth, as of April 15, 1995, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers (as such term is hereinafter defined) and (iv) all directors and executive officers of the Company as a group.

                                                                                  AMOUNT AND NATURE    PERCENT OF
                               NAME AND ADDRESS                                     OF BENEFICIAL      OUTSTANDING
                            OF BENEFICIAL OWNER(1)                                  OWNERSHIP(2)         SHARES
- - -------------------------------------------------------------------------------   -----------------    -----------

Merv Adelson ..................................................................       1,607,739(3)        18.39%
  c/o East-West Capital Associates
  10100 Santa Monica Blvd.
  Los Angeles, CA 90067
Stephen Katz ..................................................................         580,325(4)         7.11%
  20 East Sunrise Highway
  Valley Stream, NY 11582
Harvey and Phyllis Sandler ....................................................         562,850(5)         7.13%
  2800 Island Boulevard
  N. Miami Beach, FL 33160
Dimensional Fund Advisors Inc. ................................................         464,000(6)         5.88%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Jay Bernstein .................................................................         400,500(7)         5.07%
  100 Cedarhurst Avenue
  Cedarhurst, NY 11516
Mel Steinberg..................................................................         318,500(7)         4.03%
Larry Altman...................................................................         170,500(7)         2.16%
Jerome Sanders.................................................................         157,500(8)         1.97%
Joseph A. Gregori..............................................................         128,000(9)         1.60%
Harold Saving..................................................................          48,000(10)       *
Edward Seidenberg..............................................................          42,000(9)        *
Steven B. Fink.................................................................          10,500(9)        *
Stuart D. Buchalter............................................................          10,500(9)        *
All directors and executive officers as a group (10 persons)...................       1,866,325(11)       21.88%

- - ------------

*   Less than 1%

 (1) Pursuant to the rules of the Securities and Exchange Commission (the 'SEC'), addresses are only given for holders of 5% or more of the outstanding Common Stock of the Company.

 (2) Unless otherwise indicated, each person or group has sole voting and investment power with respect to such shares. For purposes of this table, a person or group of persons is deemed to have 'beneficial ownership' of any shares which such person or group has the right to acquire within 60 days of April 15, 1995. For purposes of computing the percent of outstanding shares held by each person or group named above as of a given date, any shares which such person or group has the right to so acquire are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person or group.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (3) Includes 850,000 shares issuable upon exercise of warrants. The information as to Mr. Adelson is based on a Schedule 13D dated January 19, 1990, as last amended on January 17, 1995, filed with the SEC by Mr. Adelson.

 (4) Includes 40,000 shares held by Mr. Katz as custodian for one of his children and shares issuable upon exercise of options to purchase 267,000 shares, and excludes 40,000 shares held by one of Mr. Katz' children as to which he disclaims beneficial ownership.

 (5) The information as to Harvey and Phyllis Sandler is based on a Schedule 13D dated June 10, 1994, as amended on August 4, 1994, filed with the SEC by Harvey and Phyllis Sandler.

 (6) The information as to Dimensional Fund Advisors Inc. ('Dimensional') is based on a Schedule 13G dated January 31, 1995, filed with the SEC by Dimensional. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 464,000 shares as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

 (7) Includes shares issuable upon exercise of options to purchase 10,500 shares.

 (8) Includes shares issuable upon exercise of options to purchase 104,500 shares and excludes 8,000 shares held by Mr. Sanders' children as to which he disclaims beneficial ownership.

 (9) Represents shares issuable upon exercise of options.

(10) Includes shares  issuable  upon  exercise of  options  to  purchase  43,000 shares.

(11) Includes 40,000 shares held as custodian and options to purchase 637,000 shares.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes. One class is elected each year to hold office for a term expiring at the third succeeding Annual Meeting or until their successors are duly elected and qualified. The term of office of the Class III Directors expires at the Annual Meeting and when their successors are duly elected and qualified.

     It is the intention of the persons named in the enclosed proxy to vote such proxy for the election as directors of the nominees listed in the table below. The Board of Directors has no reason to believe that any of these nominees will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, the individuals named in the enclosed proxy may vote for the election of such other person(s) as the Board of Directors may nominate or recommend, but in no event more than three
(3) persons.

     The following sets forth the name, age, business experience, term of office and other information concerning each director and each nominee for director.

A. INFORMATION AS TO NOMINEES FOR CLASS III DIRECTOR

                                                                POSITION WITH            DIRECTOR
                    NAME                         AGE               COMPANY                SINCE
- - ---------------------------------------------    ---     ---------------------------     --------

Stuart D. Buchalter(1).......................    57      Director                          1993
Stephen Katz.................................    51      Chairman of the Board of          1984
                                                         Directors and Chief
                                                         Executive Officer
Jerome Sanders...............................    61      Executive Vice President,         1984
                                                         Secretary and Director

B. INFORMATION AS TO DIRECTORS CONTINUING IN OFFICE

                                    CLASS I
                 DIRECTORS WHOSE TERM OF OFFICE EXTENDS TO THE
                  NEXT ENSUING ANNUAL MEETING OF STOCKHOLDERS

                                                                POSITION WITH            DIRECTOR
                    NAME                         AGE               COMPANY                SINCE
- - ---------------------------------------------    ---     ---------------------------     --------

Larry Altman.................................    52      Director                          1985
Joseph A. Gregori............................    41      President and Director            1987
Mel Steinberg................................    56      Director                          1985

                                    CLASS II
                 DIRECTORS WHOSE TERM OF OFFICE EXTENDS TO THE
                 SECOND ENSUING ANNUAL MEETING OF STOCKHOLDERS

                                                                POSITION WITH            DIRECTOR
                    NAME                         AGE               COMPANY                SINCE
- - ---------------------------------------------    ---     ---------------------------     --------

Jay Bernstein................................    48      Director                          1985
Steven B. Fink(1)............................    44      Director                          1991

- - ------------

(1) Designated  by  Merv  Adelson  pursuant  to  the  Securities  Purchase   and
    Stockholder Agreement between him and the Company described under 'Executive Compensation -- Certain Transactions.'

C. BUSINESS EXPERIENCE OF NOMINEES AND CONTINUING DIRECTORS

     Stephen Katz has been Chairman of the Board and Chief Executive Officer of the Company since September 1984 and President of the Company from September 1984 until September 1993. Mr. Katz is also Chairman of the Board and Chief Executive Officer of Cellular Technical Services Company, Inc. ('CTS'), a company whose securities are publicly traded and which is engaged in designing and marketing software products for the cellular communications industry. The Company owns 33.6% of the issued and outstanding common stock of CTS (see 'Executive Compensation -- Compensation Committee Interlocks and Insider Participation'). For more than five years prior to January 1991 Mr. Katz had been a director and President of Manhattan Leasing Group, Inc. ('Manhattan') and its affiliated companies, which were engaged in the business of leasing automobiles and equipment.

     Joseph A. Gregori has been President of the Company since September 1993. He was Vice President -- Operations of the Company from January 1987 to September 1993. Mr. Gregori has also been a director of the Company since January 1987 and a director of CTS since 1988. Mr. Gregori is a certified public accountant.

     Jerome Sanders has been Executive Vice President and a director of the Company since May 1984 and Secretary of the Company since October 1992. Mr. Sanders has also been Executive Vice President, Secretary and a director of CTS since 1988. Mr. Sanders is a certified public accountant.

     Jay Bernstein has been a director of the Company since September 1985 and until October 1992 also served as Secretary and Treasurer of the Company, performing services on a part-time basis. Since December 1993 Mr. Bernstein has been President of Leasing Systems and Management, Inc. ('LSM'). For more than five years prior thereto, he had been Secretary and Treasurer of Manhattan and its affiliated companies.

     Mel Steinberg has been a director of the Company since September 1985. Since October 1993 Mr. Steinberg has been a Vice President of LSM. For more than five years prior thereto, he had been a Vice President of Manhattan and its affiliated companies.

     Larry Altman has been a director of the Company since September 1985. Since October 1993 Mr. Altman has been a private investor. For more than five years prior thereto, he had been a Vice President of Manhattan and its affiliated companies.

     Steven B. Fink has been a director of the Company since October 1991. Since December 1993 Mr. Fink has been a partner of MC Group, a private investment company. From 1990 to November 1993 Mr. Fink was an executive officer of East-West Capital Associates, a private investment company, from 1988 to 1990 he was the Chief Executive Officer and Chairman of The International Capital Access Group, a manager of funds, and from 1986 to 1987 he was a partner of Pacific Assets Group, also a manager of funds.

     Stuart D. Buchalter has been a director of the Company since November 1993. Mr. Buchalter is Chairman of the Board of The Art Store, a retailer of artists' materials, and is of counsel to the law firm of Buchalter, Nemer, Fields and Younger. From August 1980 to June 1993 he served as Chairman of the Board and Chief Executive Officer of Standard Brands Paint Company. On February 11, 1992, Standard Brands Paint Company filed for protection from creditors pursuant to Chapter 11 of the United States Bankruptcy Code. Its plan of reorganization was confirmed on May 14, 1993 and became effective on June 15, 1993. Mr. Buchalter also serves as a director of City National Corp., a bank holding company, and Authentic Fitness Corp., an athletic and fitness wear company.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Officers of the Company are elected annually by, and serve at the pleasure of, the Board of Directors for one year or until their successors are elected and qualified, subject to the employment agreements described below under 'Executive Compensation -- Employment Agreements.' The following persons are executive officers of the Company but are not directors. Such persons and those directors who are executive officers are expected to be elected as executive officers by the Board of Directors at a meeting following the Annual Meeting.

     Edward Seidenberg has been Vice President and Chief Financial Officer of the Company since April 1990. From June 1986 until April 1990, Mr. Seidenberg was Vice President, Finance and Administration of, and was a consultant to, Strategic Information, Inc., an information services company.

     Harold Saving has been Vice President -- Sales of the Company since October 1991 and prior thereto from 1987 was Vice President and General Manager of Nova Cellular Co., a wholly-owned subsidiary of the Company.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the year ended December 31, 1994, the Board of Directors held six meetings and took certain actions on three other occasions by written consent. During 1994, no director attended fewer than 75 percent of the aggregate of (1) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees. The Company has no nominating committee. The Compensation Committee, which is composed of Messrs. Altman, Bernstein, Buchalter and Steinberg, has authority over officer compensation and the administration of the Company's Stock Option Plans. The Compensation Committee met twice and took certain actions on one other occasion by written consent in 1994. The Audit Committee, which met twice and took certain actions on one other occasion by written consent in 1994, has various functions, including oversight and review of accounting matters. The Audit Committee is presently composed of Messrs. Altman, Buchalter and Fink.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning annual and long-term compensation, paid or accrued, for the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the 'Named Executive Officers') for services in all capacities to the Company and its subsidiaries during the last three fiscal years.

                         SUMMARY COMPENSATION TABLE(1)

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                                                       AWARDS
                                                                                   ------------
                                                         ANNUAL COMPENSATION        SECURITIES
                                                      --------------------------    UNDERLYING       ALL OTHER
            NAME AND PRINCIPAL POSITION               YEAR    SALARY     BONUS      OPTIONS(2)    COMPENSATION(3)
- - ---------------------------------------------------   ----   --------   --------   ------------   ---------------

Stephen Katz ......................................   1994   $359,087   $200,000       50,000         $35,784
  Chairman of the Board of Directors and              1993    346,345    300,000      182,500             500
  Chief Executive Officer                             1992    244,147    450,000            0               0

Joseph A. Gregori .................................   1994    224,154    100,000       65,000             750
  President and Director                              1993    202,720          0       37,500             500
                                                      1992    194,798    100,000            0               0

Jerome Sanders ....................................   1994    194,788     20,000       40,000             750
  Executive Vice President, Secretary and             1993    189,240          0       20,000             500
  Director                                            1992    181,812     65,000            0               0

Edward Seidenberg .................................   1994    157,212     75,000       50,000             750
  Vice President and Chief Financial                  1993    141,520          0       32,500             500
  Officer                                             1992    119,327     60,000       15,000               0

Harold Saving .....................................   1994    147,212          0       40,000             750
  Vice President -- Sales                             1993    139,308          0       27,500             500
                                                      1992    120,000     60,000       15,000               0

- - ------------

(1) In 1992, 1993 and 1994 none of the Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his salary and bonus for that year, as reported in this table. None of the Named Executive Officers received any Restricted Stock Awards or LTIP Payouts in 1992, 1993 or 1994.

(2) Cellular Technical Services Company, Inc. ('CTS') granted options to Mr. Katz in 1994 and 1993 to purchase 106,000 shares and 200,000 shares of the common stock of CTS, respectively and to Messrs. Gregori and Sanders in 1994 to purchase 6,000 shares each of the common stock of CTS. At December 31, 1994 CTS was 33.8% owned by the Company.

(3) Represents contributions to the Named Executive Officers' accounts under a 401(k) plan, and in addition includes for Mr. Katz in 1994, insurance premiums paid by the Company on his behalf in the amount of $35,034.

STOCK OPTIONS

     The following table sets forth information as to all grants of options to the Named Executive Officers during 1994.

                            OPTION GRANTS IN 1994(1)

                                                                                               POTENTIAL REALIZABLE
                                                     INDIVIDUAL GRANTS                           VALUE OF ASSUMED
                                  --------------------------------------------------------       ANNUAL RATES OF
                                  NUMBER OF        % OF TOTAL                                      STOCK PRICE
                                  SECURITIES        OPTIONS                                        APPRECIATION
                                  UNDERLYING       GRANTED TO                                   FOR OPTION TERM(2)
                                   OPTIONS         EMPLOYEES       EXERCISE    EXPIRATION     ----------------------
             NAME                  GRANTED          IN 1994         PRICE         DATE         AT 5%        AT 10%
- - -------------------------------   ----------       ----------      --------    -----------    --------    ----------

Stephen Katz...................      15,000(3)        3.21%         $13.31      06/09/04      $125,559    $  318,191
                                     35,000(4)        7.49           17.81      12/22/04       392,021       993,459
                                      6,000(5)(7)    --   (5)        12.25      01/01/04        49,224       117,140
                                    100,000(6)(7)    --   (6)        14.50      12/19/04       911,897     2,310,917
Joseph A. Gregori..............      35,000(3)        7.49           13.31      06/09/04       292,971       742,445
                                     30,000(4)        6.42           17.81      12/22/04       336,018       851,537
                                      6,000(5)(7)    --   (5)        12.25      01/01/94        46,224       117,140
Jerome Sanders.................      25,000(3)        5.35           13.31      06/09/04       209,265       530,318
                                     15,000(4)        3.21           17.81      12/22/04       168,009       425,768
                                      6,000(5)(7)    --   (5)        12.25      01/01/04        46,224       117,140
Edward Seidenberg..............      25,000(3)        5.35           13.31      06/09/04       209,265       530,318
                                     25,000(4)        5.35           17.81      12/22/04       280,015       709,614
Harold Saving..................      25,000(3)        5.35           13.31      06/09/04       209,265       530,318
                                     15,000(4)        3.21           17.81      12/22/04       168,009       425,768

- - ------------

(1) The Company did not grant any stock appreciation rights during 1994.

(2) The dollar amounts set forth under these columns are the result of calculations at the 5% and 10% rates established by the SEC and are not intended to forecast future appreciation of the Company's stock price. The Company did not use an alternative formula for a grant date valuation as it is unaware of any formula which would determine with reasonable accuracy a present value based upon future unknown factors. In order to realize the potential values set forth under the columns headed 'At 5%' and 'At 10%', the price per share of the Company's Common Stock at the end of the ten year option term would be $21.68 and $34.52, respectively, for the June 10, 1994 grants and $29.01 and $46.20, respectively, for the December 23, 1994 grants. In order to realize the potential values set forth under the columns headed 'At 5%' and 'At 10%', the price per share of the common stock of CTS at the end of the ten year option term would be $19.95 and $31.77, respectively, for the January 2, 1994 grants and $23.62 and $37.61, respectively, for the December 20, 1994 grant.

(3) The option was awarded at the fair market value of the Company's Common Stock at June 10, 1994, the date of the award, and becomes exercisable in cumulative annual installments of 20% per year on each of the first five anniversaries of the grant date. The option is exercisable over a ten year period.

(4) The option was awarded at the fair market value of the Company's Common Stock at December 23, 1994, the date of the award, and becomes exercisable in cumulative annual installments of 20% per year on each of the first five anniversaries of the grant date. The option is exercisable over a ten year period.

(5) Represents an option to acquire shares of common stock of CTS. This option was granted for services during 1994 as a director of CTS under the terms of the CTS 1993 Non-Employee Director Stock Option Plan.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(6) Represents an option to acquire shares of common stock of CTS. This option was granted at fair market value at December 20, 1994 based upon the recommendation of the Compensation and Stock Option Committee of CTS in recognition of Mr. Katz' efforts on behalf of CTS and represented 15.90% of the options granted to employees of CTS.

(7) At December 31, 1994, CTS, whose shares are publicly traded on the NASDAQ National Market, was 33.8% owned by the Company.

                            ------------------------

     The following table sets forth information with respect to the exercise of stock options by the Named Executive Officers during 1994 and unexercised options held by them on December 31, 1994.

                      AGGREGATED OPTION EXERCISES IN 1994
                     AND DECEMBER 31, 1994 OPTION VALUES(1)

                                                                NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                     SHARES                    UNDERLYING UNEXERCISED              IN-THE-MONEY
                                    ACQUIRED                         OPTIONS AT                      OPTIONS
                                       ON          VALUE          DECEMBER 31, 1994            AT DECEMBER 31, 1994
              NAME                  EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(2)
- - ---------------------------------   --------      --------    -------------------------    ----------------------------

Stephen Katz.....................    18,325       $215,319         259,000/187,500             $2,774,025/$1,638,801
                                     35,000(3)     520,625         150,000/266,000              1,451,250/   406,750

Joseph A. Gregori................         0              0         116,000/107,500              1,522,750/   745,725
                                          0              0          45,000/  6,000                568,125/    14,500

Jerome Sanders...................    12,000        158,356          93,500/ 72,000              1,319,100/   563,400
                                     25,000(3)     358,801          50,000/  6,000                611,250/    14,250

Edward Seidenberg................     4,000         32,500          33,500/ 91,500                376,450/   636,050

Harold Saving....................         0              0          36,500/ 73,500                393,963/   522,450

- - ------------

(1) There were no stock appreciation right exercises during 1994 and no such rights were outstanding at December 31, 1994.

(2) The closing price of the Company's Common Stock as reported on the NASDAQ National Market on December 31, 1994 was $19.125 per share. The closing price of CTS's common stock as reported on the NASDAQ National Market on December 31, 1994 was $14.625 per share. Value is calculated by multiplying
    (a) the difference between the respective closing prices and the option exercise price by (b) the number of shares of Common Stock underlying the option.

(3) Option on shares of common stock of CTS. At December 31, 1994, 33.8% of the common stock of CTS was owned by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Compensation decisions regarding the Company's Named Executive Officers are determined by a Compensation Committee composed of Messrs. Altman, Bernstein, Buchalter and Steinberg, all outside directors of the Company. Three of the Compensation Committee members, Messrs. Altman, Bernstein and Steinberg are partners of Mr. Katz, the Company's Chairman of the Board and Chief Executive Officer, in various real estate ventures.

     Cellular Technical Services Company, Inc. ('CTS') was a majority-owned subsidiary of the Company prior to May 1992. Since then the Company's ownership of CTS common stock has been reduced from 53.0% to 33.6% as a result of the issuance of common stock by CTS upon exercise of warrants and stock options. The number of shares of CTS common stock owned by the Company did not change as a result of such issuances.

     In August 1991, the Company and CTS entered into a Management Services Agreement under which Mr. Katz and other Company personnel provide management, financial and administrative services to CTS on a part-time or consulting basis for which the Company receives a monthly fee of $25,000 for a four year period. As further described under the caption 'Election of Directors -- Business Experience', Messrs. Katz, Gregori and Sanders are executive officers and/or directors of both the Company and CTS. On December 20, 1994, Mr. Katz was awarded, by the CTS Compensation and Stock Option Committee, a $100,000 cash bonus and an option to purchase 100,000 shares of CTS common stock in recognition of his services to CTS beyond those contemplated in the Management Services Agreement.

     The Company leases approximately 23,000 square feet for use as its principal office facility at 20 East Sunrise Highway, Valley Stream, New York from Phoenix Capital & Management Co., a partnership of Messrs. Katz, Bernstein and Steinberg. The lease, which expired on October 31, 1994 is continuing on a month-to-month basis pending the completion for occupancy of the Company's new headquarters building, expected late in 1995. The lease provides for a monthly rent of $42,250.

     The Company believes that the terms of all of the transactions with its affiliates are fair and reasonable and as favorable to it as could be obtained from unaffiliated third parties.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph on page 11 shall not be incorporated by reference to any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation strategy which is endorsed by the Compensation Committee (the 'Committee'), is to develop and maintain executive reward programs consisting of base salary, short-term bonus and long-term incentives that are competitive with markets in which the Company competes for talented employees and consistent with results of the Company.

     The Committee has delegated to management the responsibility and authority to design and administer its short-term incentive compensation plans. Accordingly, management adopts performance goals at the beginning of each year which are approved by the Committee. The Company then advises the Committee at its December Committee meeting of the short-term incentive payouts to be made under the plans to participating employees as a result of their attaining performance goals established at the beginning of the year.

     Each fiscal year, the Committee considers the desirability of granting employees, including the Named Executive Officers, awards under the Company's stock option plans. The Committee believes that grants of stock options are an important component of the Company's executive compensation program. To ensure a long-term perspective, options generally have a ten-year term and are exercisable in cumulative annual installments of 20% per year on each of the first five anniversaries of the grant date. In determining the amount and nature of awards under such plans to be granted to the Named Executive Officers, other than the Chief Executive Officer, the Committee reviews with the Chief Executive Officer awards recommended by him, taking into account the respective significant accountability, strategic and operational goals and anticipated performance requirements and contributions of each of such Named Executive Officers. The award to the Chief Executive Officer is established separately and is based, among other things, on the Committee's analysis of his past and expected future contributions to the Company's achievements and its long-term performance goals.

CEO COMPENSATION

     In reaching its conclusions as to the nature and amount of Mr. Katz' compensation award the Committee considered several criteria including Mr. Katz' overall leadership of the Company, contribution to the formulation of the Company's strategic objectives, implementation of such objectives and the continued increase in stockholder value. The Committee does not assign specific weights to these criteria but reviews them in the context of Mr. Katz' overall contribution to the Company. Based upon these factors the Committee in 1994 awarded Mr. Katz an incentive award of $200,000 in cash and a grant of options to purchase 50,000 shares of Common Stock of the Company.

EXECUTIVE PAY DEDUCTION LIMITATION

     The Committee has not yet developed a policy with respect to amending pay policies or asking stockholders to vote on 'pay for performance' plans in order to qualify compensation in excess of $1 million a year which might be paid to the five highest paid executives for federal tax deductibility. The Committee intends to continue to monitor this matter and will balance the interests of the Company in maintaining flexible incentive plans against the possible loss of a tax deduction should taxable compensation for any of the five highest paid executives exceed $1 million in future years.

     The foregoing report is approved by all members of the Committee.

                                          LARRY ALTMAN
                                          JAY BERNSTEIN
                                          STUART D. BUCHALTER
                                          MEL STEINBERG

PERFORMANCE GRAPH

     Set forth below is a graph comparing the five-year cumulative total return of the Company's Common Stock, the NASDAQ Stock Market Index (U.S.) and the NASDAQ Telecommunications Index. The Company notes the difficulty of determining a true peer group as it is currently the only pure reseller of cellular service whose securities are publicly traded. Accordingly, the Company chose as its peer group the NASDAQ Telecommunications Index which consists of 139 companies, approximately one-half of which are engaged in telephone communications enterprises. The graph assumes $100 invested on December 31, 1989 in the Company's Common Stock and each of the indices and that all dividends on the stocks included in the NASDAQ indices were reinvested. No cash dividends were paid on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance.

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                                TOTAL RETURN OF
                NATIONWIDE CELLULAR SERVICE, INC. COMMON STOCK,
                        NASDAQ STOCK MARKET INDEX (U.S.)
                      AND NASDAQ TELECOMMUNICATIONS INDEX



                             [PERFORMANCE GRAPH]




                             12/31/89    12/31/90    12/31/91    12/31/92    12/31/93    12/31/94
Nationwide                    100.00       37.62       47.71       63.30       97.25      140.37
NASDAQ Stock Market
  Index (U.S.)                100.00       84.92      136.28      158.58      180.93      176.92
NASDAQ Telecommunications
  Index                       100.00       67.41       92.97      114.19      175.97      145.79

DIRECTORS' COMPENSATION

     Each director who is not an employee of the Company receives an annual retainer of $6,000 plus $1,000 for each Board meeting attended and $500 for each committee meeting attended. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings or other Company business.

     In January 1994 the Board of Directors adopted the 1994 Non-Employee Director Stock Option Plan pursuant to which each person who on January 4, 1994 was not a salaried employee of the Company and was then a director was granted an option to purchase 10,500 shares of Common Stock. Each person who is not a salaried employee of the Company who first becomes a director after January 4, 1994 shall be granted on the date he first becomes a director an option to purchase 5,000 shares of Common Stock. On January 2 of each year beginning with January 2, 1995, each person who is not a salaried employee of the Company and is then a director shall be granted an option to purchase an additional 3,000 shares of Common Stock. The exercise price of each share of Common Stock under any option granted under such plan shall be equal to the fair market value of a share of Common Stock on the date the option is granted.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Stephen Katz, Joseph A. Gregori, Jerome Sanders, Edward Seidenberg and Harold J. Saving pursuant to which the employment of Messrs. Katz and Sanders terminates on December 31, 1995, and that of Mr. Gregori on December 31, 1997, Mr. Seidenberg on May 31, 1996 and Mr. Saving on June 30, 1996. Messrs. Katz, Sanders and Gregori have also agreed to serve as directors of the Company if elected as such.

     All executive officers, other than Mr. Katz, are eligible to receive performance bonuses subject to specific criteria, which vary from year to year, determined by management and approved by the Compensation Committee. Bonuses to Mr. Katz and additional bonuses to the other executive officers may be awarded at the discretion of the Company's Board of Directors. While no maximum amounts are designated for additional bonus payments, such payments, if any, are limited by the performance of the Company and the executive officer. In general, a portion of the bonus of each executive is based on meeting overall corporate operating statement and cash flow goals, and in addition, Mr. Gregori's bonus is based upon meeting certain operating performance goals and subscriber retention goals; Mr. Saving's bonus is based upon meeting certain marketing and subscriber acquisition goals; Mr. Seidenberg's bonus is based on goals with respect to the Company's financing arrangements and management information system performance; and Mr. Sanders' bonus is based upon certain responsibilities with regard to regulatory, industry association, legislative, interconnection, tax and administrative matters.

     Each employment agreement provides that in the event of a 'Change of Control' of the Company, which is defined to mean a merger, consolidation or sale of assets by the Company to another entity of which it is not the majority stockholder, the executive will be entitled to a lump sum payment (the 'Severance Payment'). For Messrs. Katz, Gregori, Sanders, Seidenberg and Saving such Severance Payments are equal, respectively, to the sum of (i) 2.99, 2.99, 2.99, 2.99 and 1 times the total of the executive's base salary immediately prior to the events giving rise to the 'Change of Control' plus the highest annual bonus paid during the term of the agreement (the bonus for the preceding year in the case of Mr. Katz) and (ii) the sum of the executive's base salary through the date of termination not yet paid and a pro rata portion of the highest annual bonus awarded to the executive during the term of his agreement (the bonus for the preceding year in the case of Mr. Katz). Mr. Katz' agreement also provides for an additional Severance Payment of $500,000. Pursuant to their agreements, Messrs. Gregori, Sanders, Seidenberg and Saving have each agreed to remain in the employ of the Company for at least twelve months in the event of a 'Change of Control.' Messrs. Katz, Gregori, Sanders, Seidenberg and Saving have agreed for two years after the termination of their employment not to compete directly or indirectly in those cellular geographic areas where they would be in competition with the business activities of the Company.

     The employment agreements of Messrs. Katz, Gregori, Sanders, Seidenberg and Saving provide that upon expiration, the term of such executive's employment will automatically be extended for one additional year, unless, not later than six months (three months in the case of Mr. Katz) prior to the expiration date of the agreement, either party gives written notice that such party does not wish to extend the agreement. Mr. Katz' employment agreement also provides upon the expiration of its term for a three year consulting arrangement at $60,000 per annum.

CERTAIN TRANSACTIONS

     Pursuant to a Securities Purchase and Stockholder Agreement dated January 11, 1990, as amended, (the 'Agreement') between the Company and Merv Adelson, Mr. Adelson acquired 400,000 shares of the Company's Cumulative Convertible Preferred Stock ('Preferred Stock'), 400,000 Contingent Value Rights ('CVRs') and a warrant to purchase up to 850,000 shares of the Company's Common Stock at an exercise price of $11.00 per share ('Warrant'). Pursuant to a letter agreement dated January 6, 1995 the Warrant was amended to provide that its expiration date is January 11, 1996 and the Agreement was amended to, among other things, terminate certain of Mr. Adelson's substantive rights other than a 'tag along' right in the event of the sale under certain circumstances of more than 5% of the voting securities held by certain principal stockholders of the Company and his right to designate two persons to be elected to the Company's Board of Directors (which number is subject to adjustment in certain circumstances). Mr. Adelson has designated Steven B. Fink and Stuart D. Buchalter, who have been elected as directors of the Company.

     The letter agreement also provided that, in the event that a Person (as defined in the Agreement) shall, in one or more transactions, acquire all or substantially all of the Company's outstanding Common Stock, Mr. Adelson shall have the right to require the Company to repurchase the Warrant for an amount equal to the product of (i) the difference between the fair market value of the consideration received by the Company's stockholders in such transaction(s) and the exercise price of the Warrant, times (ii) the number of shares of the Company's Common Stock issuable upon exercise of the Warrant. Such purchase price shall be payable in the same proportion of cash and securities as are received by the Company's stockholders. If Mr. Adelson shall require that the Warrant be repurchased, the Company may, in its sole discretion, cause the Person purchasing all or substantially all the stock of the Company to purchase the Warrant.

     On January 12, 1995 the Preferred Stock was converted into shares of Common Stock on a one-for-one basis, and the CVRs which entitled Mr. Adelson to receive from the Company a cash payment equal to the amount, if any, by which $26.00 exceeds the fair market value on January 12, 1995 of a share of the Company's Common Stock, but in no event more than a total payment of $11.00 per CVR, were extinguished by a payment of $3,280,000.

     See also 'Executive Compensation -- Compensation Committee Interlocks and Insider Participation.'

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, on the recommendation of the Company's Audit Committee, has selected KPMG Peat Marwick LLP as the Company's independent public accountants for the year ending December 31, 1995. One or more representatives of that firm are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and make a statement if they desire to do so.

     The firm of Ernst & Young, independent public accountants, served as the Company's public accountants for the year ended December 31, 1993. The Audit Committee of the Board of Directors selected KPMG Peat Marwick LLP as the Company's independent public accountants for the year ending December 31, 1994. On April 21, 1994, Ernst & Young was advised that it would not be engaged as independent auditors for the Company's 1994 audit. The Company's audited financial statements for the two fiscal years ended December 31, 1993 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company did not have any disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that would require disclosure in their reports during the two fiscal years ended December 31, 1993.

                                 OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS

     Under the rules of the Securities and Exchange Commission stockholder proposals intended for inclusion in the proxy statement for the Company's 1996 annual meeting of stockholders must be received by the Corporate Secretary no later than January 3, 1996.

                               FORM 10-K EXHIBITS

     The Company will furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of any exhibit to the Company's Annual Report on Form 10-K requested by any person solicited hereunder.

                                          By Order Of The Board of Directors
                                          JEROME SANDERS
                                          Secretary

Valley Stream, New York
May 2, 1995

                                  APPENDIX 1


                       NATIONWIDE CELLULAR SERVICE, INC.
                            20 EAST SUNRISE HIGHWAY
                         VALLEY STREAM, NEW YORK 11582
                    THIS PROXY IS SOLICITED BY THE COMPANY'S
                           BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, JUNE 1, 1995

     The undersigned holder of Common Stock of Nationwide Cellular Service, Inc., a Delaware corporation (the 'Company'), hereby appoints Stephen Katz and Jerome Sanders, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company that the undersigned is entitled to vote at the 1995 Annual Meeting of Stockholders of the Company, to be held on June 1, 1995 at 10:00 a.m., local time, at The Regency Hotel, 540 Park Avenue, New York, New York 10021, and at any adjournment or postponement thereof.
     The Board of Directors unanimously recommends a vote FOR the election of all the nominees for election as Class III directors listed below.
     (1) Election of Stuart D. Buchalter, Stephen Katz and Jerome Sanders as Class III directors of the Company.
     [ ]VOTE FOR all nominees listed above, except vote withheld from the following nominee(s) (if any).

      --------------------------------------------------------------------------
     [ ] VOTE WITHHELD from all nominees.
     (2) Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and
any adjournments or postponements thereof.                    (see reverse side)

     THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 'FOR' THE ELECTION OF EACH CLASS III DIRECTOR NOMINEE LISTED ABOVE.

     The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement and (iii) the Company's 1994 Annual Report.

                                              Dated  .................... , 1995
                                               .................................
                                                         (Signature)
                                               .................................
                                                 (Signature if held jointly)

                                              IMPORTANT:  Please sign exactly as
                                              your name appears hereon and  mail
                                              it  promptly  even though  you now
                                              plan to attend  the meeting.  When
                                              shares  are held by joint tenants,
                                              both should sign. When signing  as
                                              attorney, executor, administrator,
                                              trustee  or guardian,  please give
                                              full   title   as   such.   If   a
                                              corporation,  please sign  in full
                                              corporate  name  by  president  or
                                              other  authorized  officer.  If  a
                                              partnership,   please   sign    in
                                              partnership   name  by  authorized
                                              person.

                        PLEASE MARK, SIGN AND DATE THIS
          PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.